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                                                                   EXHIBIT 10.24

                                                                Through 03/09/95


                            HANCOCK FABRICS, INC.



                     SUPPLEMENTAL RETIREMENT BENEFIT PLAN



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                                  SECTION I

                                 DEFINITIONS



     The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

     1.1 "Plan" shall mean this Hancock Fabrics, Inc. Supplemental Retirement Benefit Plan, either in its present form or any properly amended form.

     1.2  "Effective Date of the Plan" shall mean July 1, 1982.

     1.3 "Retirement Plan" shall mean, with respect to periods prior to January 1, 1988, the Hancock Fabrics, Inc. Consolidated Retirement Plan, and with respect to periods after December 31, 1987, the Hancock Fabics, Inc. Consolidated Retirement Plan, either in its present form or any properly amended form.

     1.4  "Employer" shall mean any "Employer" under the Retirement Plan.

     1.5  "Employee" shall mean any person employed by the Employer.

     1.6 "Administrative Committee" shall mean the same Administrative Committee as is, at any particular time, operating as the Administrative Committee under the Retirement Plan.

     1.7 "Member" shall mean an Employee included in the membership of the Plan as provided in Section III hereof.

     1.8  "Plan Year" shall mean the calendar year.

     1.9  "Retirement" shall have the same meaning as under the Retirement
Plan.

     1.10 "Extra Compensation Plan" for all periods prior to May 3, 1987, the date of that Conveyance Ageement by which Hancock Textile Co., Inc. transferred its fabric business to Hancock Fabrics, Inc., shall mean the Lucky Stores, Inc. Extra Compensation Plan and for all periods on or after such date, shall mean the Hancock Fabrics, Inc. Extra Compensation Plan.

     1.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                                  SECTION II

                        INTENT AND PURPOSE OF THE PLAN


     The Plan is a non-qualified, unfunded plan intended to supplement, in certain specified circumstances, benefits payable under the Retirement Plan to a select group of management Employees. Certain Employees are permitted to defer receipt of bonus earned under the Extra Compensation Plan. The Retirement
Plan cannot legally include deferred bonuses as compensation for purposes of calculating

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benefits.  The purposes of this Plan are (i) to provide a supplemental pension benefit which when added to the Retirement Benefit from the Retirement Plan will equal the amount that would have been payable under the Retirement Plan, had deferred bonuses been included within the definition of "Compensation" under the Retirement Plan and had Compensation under the Retirement Plan not been limited as provided in Section 401(a)(17) of the Code, and (ii) to be an excess benefit plan as defined in Section 3(36) of ERISA.

                                 SECTION III

                                  MEMBERSHIP

        An employee shall be a Member of this Plan for any Plan Year during which the following three requirements are met: (1) for such year the Employee has earned a benefit under the Retirement Plan; (2) absent an election to defer receipt, the Employee would have been entitled to receive, during such year, a bonus under the Extra Compensation Plan; and (3) the Employee has elected, pursuant to the Extra Compensation Plan, to defer receipt of that bonus to a later year.

     An Employee shall also become a member of this Plan at such time as his accrued Retirement Benefit calculated under the terms of the Retirement Plan without reflecting the maximum benefit limitations of Section 415 of the Internal Revenue Code shall first exceed such maximum benefit limitations.

     An Employee shall also become a member of this Plan if with respect to any Plan Year his benefit accrual under the Retirement Plan is smaller than it would have been if the limit set forth in Section 401(a)(17) of the Code were not applicable for that Plan Year.

                                  SECTION IV

                                   BENEFITS


     4.1 For each Plan Year during which an Employee is a Member of this Plan, he shall receive, as a supplememt to the benefit received under the Retirement Plan, a benefit equal to:

          (i) the benefit which would have been earned under the Retirement Plan (A) had the definition of "Compensation" in Subsection 2.9 of the Retirement Plan included all bonuses with respect to which a Member had elected to defer receipt under the Hancock Fabrics, Inc. Extra Compensation Plan (such inclusion to be made in the Plan Year during which such bonus would have been received but for such deferral), (B) had the only limit stated in paragraph 7.4(a) of the Retirement Plan been that limit presently set forth in subparagraph 7.4(a)(2), and (C) had the limit set in Section 401(a)(17) of the Code not been applicable with respect to such Plan Year.

     less -

          (ii) the benefit actually earned with respect to that year under the Retirement Plan.

     4.2 The benefit described in Subsection 4.1 is a single-life annuity payable to the Member commencing at his or her Normal Retirement Date under the Retirement Plan, assuming that the Member remains employed by the Employer to Retirement. If the

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benefit is paid in any different form or under any different circumstances, the amount of the benefit shall be adjusted in the same manner as the normal retirement benefit under the Retirement Plan is adjusted to reflect such different form and circumstances.

     4.3 No benefit will be paid to a Member of this Plan with respect to any Plan Year for which no benefit has been earned under the Retirement Plan.

     4.4 The timing and form of any benefit payable under the Plan shall be governed by the timing and the form of the corresponding benefit payable under the Retirement Plan. There shall be no options or elections available under this plan that would provide for a different time, manner, or form of payment than the time, manner, and form of the corresponding benefit payable under the Retirement Plan. By way of example but not by way of limitation, if a member of the Retirement Plan has elected to take early retirement and have his or her benefit paid in the form of a full joint and survivor annuity, the benefit payable hereunder shall be discounted in the same manner as the benefit payable unde the Retirement Plan and paid as an early retirement benefit in the form of a full joint and survivor annuity.

     4.5 Except to the extent inconsistent herewith, the provisions of the Retirement Plan are incorporated herein by reference. This Plan shall be administered and interpreted, to the greatest extent practicable, to provide a benefit which is merely an addition to the benefit payable under the Retirement Plan. To that end, all elections made and options chosen under the Retirement Plan shall be deemed made and chosen under this Plan.

     4.6 Notwithstanding any provision of this Plan to the contrary, (i) if a Change of Control (as defined in this Subsection 4.6) shall occur and is a Member's employment with the Employer terminates within 3 years thereafter other than for cause (as defined herein), the present value (determined as provided in this Subsection 4.6) of a Member's benefits accrued under this
Section IV and vested under Section VI shall be paid to the Member in a lump sum within ten (10) days after his termination of employment, and (ii) if a Change in Control (as defined in this Section 4.6) shall occur and if a Member's employment with the Employer shall have terminated before the Change in Control, the present value (determined as provided in this Subsection 4.6), of such Member's then remaining unpaid benefits under this Plan, if any, shall be paid to the Member in a lump sum within ten (10) days after the Change in Control. The term "Change in Control" shall mean a change in control of Hancock Fabrics, Inc., a Delaware corporation, ("Hancock") of a nature that would be required to be reported in response to Item 1(a) of the Current
Report on Form 8-K (or its successor Item or Form, as the case may be), as in effect on June 9, 1988 (or from time to time thereafter), pursuant to Section
13 or 15(d) of the Securities Exchange Act of 1934 (the "Exhange Act");
provided that, without limitation, a "Change of Control" shall be deemed to have occurred if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, becomes beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Hancock's outstanding voting securities ordinarily having the right to vote for the election of directors of Hancock; or (ii) individuals who constitute the Board of Directors of Hancock as of June 9, 1988 (the "Incumbent Board") cease for any reson to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Hancock's shareholders, was approved by a vote of at least three-quarters of (or if less, all but one of) the directors comprising the Incumbent Board (other than an election or nomination in connection with an actual or threatened election contest relating to the election of director of Hancock, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board. A termination of employment "for cause" for purposes of this Subsection 4.6 shall mean (i) an act or acts of fraud or misrepresentaion on the Member's part that result in or are intended to result in his personal enrichment at the expense of the Employer or one of its affiliated companies, or (ii) conviction of a felony.
The determination of present value for purposes of this Section 4.6 shall be in accordance with the following:

          (a) Present value shall be determined as of the last day of the calendar quarter ending most recently prior to the termination of employment ("Valuation Date").

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        (b)  The interest rate and other actuarial assumptions used to determine present value shall be the same as those which would be required to be used as of the Valuation Date to determine the amount of a lump sum distribution under the Retirement Plan.

        (c) The determination of present value shall be made by Hewitt Associates, or such other actuarial firm as shall, at the time of the determination, be the actuary for the Retirement Plan ("Actuary Firm"). The Employer shall provide to the Actuary Firm all information in its possession reasonably requested by the Actuary Firm for the purpose of making such present value determination.

        (d) The payment of benefits under this Subsection 4.6 shall be made within the time limits set forth in this Subsection based upon the present value determination made by the Actuarial Firm, and such determination shall be binding upon the Employer and the Member.


                                  SECTION V

                          CONTRIBUTIONS AND FUNDING


        This Plan is unfunded. The obligation to pay benefits under this Plan is a general obligation of the Employer, and Members of the Plan who have earned benefits under this Plan shall, with repsect to those benefits, be general creditors of the Employer. There shall be no trust into which funds for the purpose of paying benefits hereunder shall be deposited.


                                  SECTION VI

                                   VESTING


        The right to a benefit under this Plan with respect to any given Plan Year shall vest only upon the vesting of the Member's right to a benefit with respect to the same year under the Retirement Plan.


                                 SECTION VII

                          ADMINISTRATION OF THE PLAN


        This Plan shall be administered by an Administrative Committee, which shall be the Administrative Committee for the Retirement Plan, as from time to time constituted. The Administrative Committee shall have all powers necessary to supervise the administration of the Plan and control its operation in accordance with its terms.


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                                 SECTION VIII

                       BENEFITS AND RIGHTS INALIENABLE


        The same limitations as are imposed on the alienability of benefits under the Retirement Plan by the provisions of Article 13 of the Retirement Plan, shall limit the alienability of benefits under this Plan.


                                  SECTION IX

                   MODIFICATION OR TERMINATION OF THE PLAN


        The Board of Directors reserves the right to alter, amend or terminate this Plan or any part thereof, at any time, in such manner as it may determine in its discretion; provided, however, that no such action shall have any effect on any benefit under this Plan accrued prior to the taking of such action by the Board.


                                  SECTION X

                                MISCELLANEOUS


        Neither the establishment of this Plan, the granting of a benefit hereunder, nor any action of the Employer or Admnistrative Committee shall be held or construed to confer upon any person any right to be continued as an Employee, nor upon dismissal, to any right or interest to benefits other than as herein provided.


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